Investor Contacts:
Carol K. Nelson, CEO Debra L. Johnson, CFO Cascade Bank 425.339.5500 www.cascadebank.com	NEWS RELEASE

Cascade Financial Announces First Quarter Results with Improved Credit Quality Metrics

Everett, WA – April 26, 2011 – Cascade Financial Corporation (“Cascade Financial”) (NASDAQ: CASB), the parent company of Cascade Bank, today reported financial results for the first quarter ended March 31, 2011, which included improvements in overall credit quality metrics and an increase in net interest margin.  Cascade Financial’s net loss totaled $2.6 million for the first quarter ended March 31, 2011, compared to a net loss of $8.0 million in the preceding quarter.  The provision for loan losses for the quarter was $2.6 million, a 53.6% decrease from the provision of $5.5 million in the preceding quarter.

Including accruals for preferred stock dividends and accretion of issuance discount on preferred stock issued to the U.S. Treasury, Cascade Financial reported a first quarter net loss attributable to common stockholders of $3.3 million, or $0.27 per diluted common share, compared to a net loss of $8.6 million, or $0.70 per diluted common share, in the preceding quarter and a net loss of $32.8 million, or $2.69 per diluted common share, for the first quarter a year ago.  Dividend accruals on preferred stock issued to the U.S. Treasury under the Capital Purchase Program for the first quarter of 2011 totaled $522,000, and the accretion of the issuance discount on preferred stock for the quarter was $119,000.

Significant items for the first quarter of 2011 include:

•	Cascade Financial, Cascade Bank and Opus Bank announced the signing of a definitive merger agreement;

•	Net loss totaled $2.6 million compared to a net loss of $8.0 million in the preceding quarter;

•	Provision for loan losses was $2.6 million, a 53.6% decrease on a sequential quarter basis;

•	Net charge-offs were $2.9 million, a 50.9% decrease on a sequential quarter basis;

•	Nonperforming assets to total assets declined to 4.63% from 5.51% on a sequential quarter basis;

•	Total allowance for loan losses increased to 2.64% of total loans, up from 2.62% three months earlier and 2.26% a year ago;

•	A reduction in average interest rates paid on interest checking and CDs combined to reduce the cost of deposits by 10 basis points compared to the preceding quarter;

•	Net interest margin was 2.66%, a 14 basis point improvement on a sequential quarter basis; and

•	Total risk-based capital ratio was 9.83%.

Over the past 18 months, Cascade Financial investigated alternatives to raise capital in response to increased capital ratios mandated by bank regulators.  As a result of these efforts, on March 4, 2011, Cascade Financial announced that Cascade Financial, Cascade Bank and Opus Bank, Irvine, CA, entered into an agreement and plan of reorganization, providing for Opus Bank to acquire Cascade Financial and its principal operating subsidiary, Cascade Bank, and for the merger of Cascade Bank into Opus Bank.  Under the agreement, holders of Cascade Financial common stock will receive approximately $0.45 cash per share outstanding, subject to customary closing conditions. Cascade Financial’s shareholders will be asked to approve the agreement with Opus Bank at a special meeting of shareholders on May 31, 2011. The transaction is expected to close in the latter part of the second quarter of 2011.

“The economic recession severely impacted the Snohomish County area and Cascade Bank,” stated Carol K. Nelson, President and CEO.  “After carefully considering all options, the Board of Directors and management determined Cascade Bank needed to substantially increase its capital base to meet regulatory requirements and remain competitive.  The merger with Opus Bank was the best option for our shareholders, customers and employees.”

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Cascade Financial – 1Q11 Results
April 26, 2011

Asset Quality
Nonperforming loans declined during the quarter to $35.2 million, or 3.59% of total loans at March 31, 2011, compared to $48.1 million, or 4.82% of total loans in the preceding quarter.  Real Estate Owned (REO) decreased to $32.3 million at March 31, 2011, compared to $34.4 million three months earlier.  Nonperforming assets were $67.5 million or 4.63% of total assets at March 31, 2011, compared to $82.5 million or 5.51% at the end of the preceding quarter, and $124.1 million or 7.34% a year ago.

The first quarter provision for loan losses was $2.6 million, with net charge-offs of $2.9 million.  The provision for loan losses was $5.5 million for the preceding quarter and $31.3 million for the first quarter a year ago.  The total allowance for loan losses now stands at $25.8 million, or 2.64% of total loans at quarter end, compared to $26.2 million, or 2.62% of total loans at December 31, 2010, and $26.1 million, or 2.26% of total loans a year ago.

The following table shows nonperforming loans versus total loans in each category:

	Balance at	Nonperforming	NPL as a %
LOAN PORTFOLIO ($ in 000's)	03/31/2011	Loans (NPL)	of Loans
Business	$392,233	$2,818	0.7%
R/E construction
Spec construction	23,033	8,502	36.9%
Land acquisition and development/land	57,235	2,607	4.6%
Commercial R/E construction	2,332	-	0.0%
Total R/E construction	82,600	11,109	13.4%
Commercial R/E	190,191	17,958	9.4%
Multifamily	89,461	-	0.0%
Home equity/consumer	29,270	746	2.5%
Residential	196,389	2,560	1.3%
Total loans	$980,144	$35,191	3.6%

Nonperforming loans totaled $35.2 million at March 31, 2011 and continued to be centered in real estate construction and commercial real estate loans.  Of total nonperforming loans, real estate construction loans were $11.1 million and commercial real estate loans were $18.0 million.  The nonperforming real estate construction category consists of eight borrower relationships, the two largest of which totaled $7.6 million and $2.4 million, respectively.  The larger relationship is a loan for 70 completed condominiums in Tacoma, Washington, and the $2.4 million relationship includes loans for 17 finished lots and three completed spec homes in Lynnwood, Washington.  Two borrower relationships/loans comprise the nonperforming commercial real estate loans, which include one retail center in Lacey, Washington, and one office building in Seattle, Washington.

“During the first quarter of 2011, a total of $3.7 million in loans were placed on nonaccrual status, $11.5 million were converted to REO status, $2.1 million were paid off and $3.0 million were charged-off in connection with updated real estate appraisals or evaluations during the period,” said Rob Disotell, EVP and Chief Credit Officer.  “The pace of loans moving to nonaccrual status has slowed steadily over the past four quarters.”

The following table reflects loans placed on nonaccrual status for each of the last four quarters:

NONPERFORMING LOANS ($ in 000's)	1Q2011	4Q 2010	3Q 2010	2Q 2010	1Q 2010
Additions	$3,722	$7,406	$16,676	$24,727	$39,301

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Cascade Financial – 1Q11 Results
April 26, 2011

The following table shows the migration of nonperforming loans through the portfolio in each category (3/31/11 compared to 12/31/10):

		Additions	Paydowns	Charge-offs
	Balance at	during	during	during	Transfers	Balance at
NONPERFORMING LOANS ($ in 000's)	3/31/11	quarter	quarter	quarter (1)	to REO	12/31/10
Business	$2,818	$543	$(874)	$(1,169)	$(29)	$4,347
R/E construction
Spec construction	8,502	70	(659)	(614)	-	9,705
Land acquisition and development/land	2,607	991	(487)	(745)	-	2,848
Total R/E construction	11,109	1,061	(1,146)	(1,359)	-	12,553
Commercial R/E	17,958	600	(83)	51	(10,962)	28,352
Multifamily	-	-	-	-	-	-
Home equity/consumer	746	429	(9)	(245)	(477)	1,048
Residential	2,560	1,089	(23)	(304)	-	1,798
Total	$35,191	$3,722	$(2,135)	$(3,026)	$(11,468)	$48,098

(1) Excludes $52 related to overdrawn checking accounts and recoveries of $204.

The following table shows the change in REO during the quarter:

		Additions
	Balance at	during	Capitalized	Paydowns/	Writedowns/	Balance at
REO ($ in 000's)	3/31/11	quarter	Costs	Sales	Loss	12/31/10
R/E construction
Residential construction	$363	$-	$124	$-	$-	$239
Land acquisition & development/land	13,262	29	144	(9,401)	(1,216)	23,706
Total R/E construction	13,625	29	268	(9,401)	(1,216)	23,945
Commercial R/E	15,521	10,962	165	(55)	(525)	4,974
Multifamily	1,438	-	18	(182)	(116)	1,718
Residential	1,727	477	36	(2,146)	(415)	3,775
Total	$32,311	$11,468	$487	$(11,784)	$(2,272)	$34,412

“We continue to make strong progress in reducing nonperforming assets (nonperforming loans plus REO).  Total nonperforming assets were down 18.2% from the prior quarter and 45.6% below the same quarter last year.  Nonperforming assets totaled $67.5 million, or 4.63% of total assets, compared to $124.1 million, or 7.34% of total assets, a year ago,” said Disotell.

Loans delinquent 31-89 days and still accruing totaled $11.1 million, or 1.13% of total loans at March 31, 2011, compared to $2.9 million, or 0.29% of total loans at December 31, 2010, and $3.5 million, or 0.30% of total loans at March 31, 2010.  All of the delinquent loans totaling $11.1 million at March 31, 2011 were in the 30-59 day category and included $5.7 million in business loans, $3.9 million in residential loans, and $1.4 million in commercial real estate with the remainder in consumer loans.  Cascade Bank had two loans totaling $145,000 that were 90 days or more past due and still accruing interest at March 31, 2011.

Loan Portfolio

Cascade Bank’s focus has been on reducing its real estate construction loan exposure and as a result total loans decreased from a year ago.  The decrease was accomplished through reducing new real estate construction loan origination except in a few cases where a new loan would improve Cascade Bank’s position on an existing loan, and by working through the existing real estate construction portfolio to secure payoffs and accelerating the foreclosure process on problem loans where borrowers did not have the financial capacity to repay their loans.  At March 31, 2011, real estate construction loans were 8.4% of total loans, compared to 17.8% at March 31, 2010.  Total loans decreased 15.2%, or $175.8 million, on a year-over-year basis to $980.1 million at March 31, 2011.

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Cascade Financial – 1Q11 Results
April 26, 2011

The following table shows the changes in the loan portfolio in each category (3/31/11 compared to 12/31/10 and 3/31/10):

LOAN PORTFOLIO ($ in 000's)	March 31, 2011	December 31, 2010	March 31, 2010	One Year Change
Business	$392,233	$400,047	$457,426	-14.3%
R/E construction
Spec construction	23,033	25,303	52,098	-55.8%
Land acquisition and development/land	57,235	54,142	108,402	-47.2%
Multifamily/custom construction	-	-	12,905	-100.0%
Commercial R/E construction	2,332	2,333	31,996	-92.7%
Total R/E construction	82,600	81,778	205,401	-59.8%
Commercial R/E	190,191	201,885	183,027	3.9%
Multifamily	89,461	89,350	89,920	-0.5%
Home equity/consumer	29,270	29,964	31,274	-6.4%
Residential	196,389	194,677	188,930	3.9%
Total loans	$980,144	$997,701	$1,155,978	-15.2%

Business loans decreased 14.3% from the prior year to $392.2 million at March 31, 2011.  The decline in business loans is primarily the result of lower demand by customers in the current economic environment and is also due to Cascade Bank limiting loan growth to conserve capital.  Total real estate construction loans outstanding decreased 59.8% to $82.6 million at March 31, 2011, compared to $205.4 million a year ago.  Within this category, spec construction declined 55.8% to $23.0 million and land acquisition and development/land decreased 47.2% to $57.2 million at March 31, 2011, compared to one year ago.  Commercial real estate loans increased 3.9% from the prior year to $190.2 million at March 31, 2011.  Multifamily loans decreased 0.5% from the prior year to $89.5 million at March 31, 2011.  Home equity and consumer loans decreased 6.4% to $29.3 million, while residential loans grew 3.9% to $196.4 million at March 31, 2011, compared to a year ago.

Further details on changes during the first quarter are as follows:

	Balance at	Additions/	Payments/	Reclassifi-		Transfers	Balance at
LOANS ($ in 000's)	03/31/2011	Advances	Payoffs	cations	Charge-offs (1)	to REO	12/31/2010
Business	$392,233	$46,512	$(52,487)	$(641)	$(1,169)	$(29)	$400,047
R/E construction
Spec construction	23,033	892	(2,146)	(402)	(614)	-	25,303
Land acquisition and development/land	57,235	6,733	(2,917)	22	(745)	-	54,142
Commercial R/E construction	2,332	-	(1)	-	-	-	2,333
Total R/E construction	82,600	7,625	(5,064)	(380)	(1,359)	-	81,778
Commercial R/E	190,191	600	(1,383)	-	51	(10,962)	201,885
Multifamily	89,461	70	(368)	409	-	-	89,350
Home equity/consumer	29,270	1,731	(1,681)	(22)	(245)	(477)	29,964
Residential	196,389	5,395	(4,013)	634	(304)	-	194,677
Total loans	980,144	61,933	(64,996)	-	(3,026)	(11,468)	997,701
Deferred loan fees	(3,879)	55	-	-	-	-	(3,934)
Allowance for loan losses	(25,782)	(2,550)	-	-	2,874	-	(26,106)
Loans, net	$950,483	$59,438	$(64,996)	$-	$(152)	$(11,468)	$967,661

(1) Excludes $52 related to overdrawn checking accounts and recoveries of $204.

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Cascade Financial – 1Q11 Results
April 26, 2011

Investment Portfolio and Liquidity

The investment portfolio increased $4.5 million year-over-year, and decreased $3.8 million from the preceding quarter, to $296.6 million at March 31, 2011.  Interest-earning deposits, including deposits at the Federal Reserve Bank, were $108.8 million at March 31, 2011, down from $127.5 million the preceding quarter and $152.4 million a year earlier as Cascade Financial reduced its excess liquidity.

On October 21, 2010, Cascade Financial announced that it had successfully completed a series of balance sheet restructuring transactions which improved its financial position.  The transactions included the restructuring of Cascade Financial’s securities portfolio, prepayment and/or modification of Cascade Financial’s Federal Home Loan Bank (FHLB) advances, and the purchase of interest rate caps designed to protect both the net interest margin and stockholders’ equity from potential future rising interest rates.  These transactions helped to improve Cascade Financial’s net interest margin and regulatory capital position.

Deposits

Total deposits were $1.07 billion at March 31, 2011 compared to $1.17 billion a year ago and $1.11 billion at December 31, 2010. Personal checking balances were down $1.8 million for the quarter and $118.1 million for the year.  The change in personal checking balances year-over-year was due to successful cross-sell efforts and moving Main Street checking balances into lower interest rate savings and MMDA accounts.  Business checking balances were down $14.4 million on a year-over-year basis partially due to a planned reduction in public funds checking accounts that require 100% collateralization.  Savings and money market balances increased $48.8 million, or 36.6% on a year-over-year basis.  The growth is net of a decline in public funds money market accounts which also require 100% collateralization.  CDs decreased $19.4 million, or 3.4% on a year-over-year basis and decreased $43.1 million for the quarter primarily due to planned runoff of brokered CDs as required by the Consent Order that Cascade Bank entered into with its regulators.

The following table shows deposits in each category (3/31/11 compared to 12/31/10 and 3/31/10):

				One Year
DEPOSITS ($ in 000's)	March 31, 2011	December 31, 2010	March 31, 2010	Change
Personal checking accounts	$235,492	$237,263	$353,610	-33.4%
Business checking accounts	101,693	100,303	116,090	-12.4%
Total checking accounts	337,185	337,566	469,700	-28.2%
Savings and MMDA	181,980	176,945	133,188	36.6%
CDs	549,922	593,043	569,370	-3.4%
Total deposits	$1,069,087	$1,107,554	$1,172,258	-8.8%

Capital

Total stockholders’ equity was $54.6 million as of March 31, 2011, compared to $58.5 million at December 31, 2010.  Book value was $1.39 per common share at March 31, 2011, and tangible book value was $1.37 per common share.  Cascade Financial had a total risk-based capital ratio of 9.83% and a Tier 1 capital ratio of 5.46% as of March 31, 2011.

Operating Results

Net interest income for the first quarter was down 8.9% to $8.8 million, compared to $9.7 million for the first quarter of 2010, due primarily to a decline in the loan portfolio and lower yields on securities available-for-sale.  Total other income was $1.8 million for the quarter, compared to $1.9 million for the first quarter a year ago.

Total other expenses were $10.7 million in the first quarter of 2011, compared to $9.2 million in the first quarter of 2010.  The increase was primarily due to the $1.6 million increase in REO expenses, write-downs and losses.

For the quarter, total compensation and employee benefits were down $269,000, or 7.3% as compared to the same quarter in 2010.  Within this category, employee salary expense was down $203,000, or 6.6%, and director’s compensation expense was down $15,000, or 11.4%.  The reduction in employee salary expense was related to an 8.0% reduction in the number of total employees during the past 12 months.

Net Interest Margin

Cascade Financial’s net interest margin was 2.66% for the first quarter of 2011, compared to 2.52% in the immediate prior quarter and 2.60% for the first quarter a year ago.  The yield on earning assets increased by 3 basis points compared to the preceding quarter, while the cost of interest-bearing liabilities declined by 9 basis points.  The increase in the yield on earning assets compared to the prior quarter was due to an increase in the yield on total loans and investment securities and also due to lower cash balances.

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Cascade Financial – 1Q11 Results
April 26, 2011

“In addition to lower deposit costs, the balance sheet restructuring during the second half of 2010 had a positive impact on our net interest margin by utilizing low-yielding cash balances at the Federal Reserve Bank to prepay higher cost FHLB advances and restructuring the remaining advances to further reduce funding costs,” said Debra L. Johnson, EVP and Chief Financial Officer.

The following table depicts Cascade Financial’s yield on earning assets, its cost of funds on paying liabilities and the resulting spread and margin:

	1Q11	4Q10	3Q10	2Q10	1Q10	4Q09	3Q09	2Q09	1Q09
Asset yield	4.70%	4.67%	4.62%	4.89%	5.13%	5.35%	5.60%	5.63%	5.83%
Liability cost	2.14%	2.23%	2.44%	2.46%	2.60%	2.65%	2.63%	2.74%	3.02%

Spread	2.56%	2.44%	2.18%	2.43%	2.53%	2.70%	2.97%	2.89%	2.81%
Margin	2.66%	2.52%	2.26%	2.49%	2.60%	2.79%	3.03%	3.01%	3.03%

About Cascade Financial

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial, is a state chartered commercial bank headquartered in Everett, Washington.  Cascade Bank maintains an “Outstanding” CRA rating and has proudly served the Puget Sound region for over 90 years.  Cascade Bank operates 22 full service branches in Everett, Lynnwood, Marysville, Mukilteo, Shoreline, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens, Bellevue, Snohomish, North Bend, Burlington and Edmonds.

In November 2010, Cascade Bank was named Favorite Snohomish County Company (with fewer than 250 employees) in NW.Jobs.com’s People’s Picks campaign for the second year in a row.  In April 2011, Cascade Bank was ranked #10 on the Puget Sound Business Journal’s list of largest Washington state banks.

Non-GAAP Financial Measures

This news release contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (GAAP).  These measures include tangible book value per share, efficiency ratio and tangible capital/assets ratio.  These measures should not be construed as a substitute for GAAP measures; they should be read and used in conjunction with Cascade Financial’s GAAP financial information.  A reconciliation of the included non-GAAP financial measures to GAAP measures is included elsewhere in this release.

Forward-Looking Statements

This news release contains statements that are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties relating to interest rates, approval and completion of the merger with Opus Bank, regulatory enforcement actions to which Cascade Financial and Cascade Bank are currently and may in the future be subject, inability to attract and retain deposits, changes in capital classifications, changes in the level of nonperforming assets and charge-offs, and general market risks. For a discussion of certain factors that may cause such  forward-looking statements  to differ materially from Cascade Financial’s actual results, see the company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other reports filed with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Cascade Financial – 1Q11 Results
April 26, 2011

BALANCE SHEET			Quarter		Year
(Dollars in thousands)	Mar. 31, 2011	Dec. 31, 2010	Change	Mar. 31, 2010	Change
(Unaudited)
Assets
Cash on hand and in banks	$4,486	$3,871	15.9%	$4,371	2.6%
Interest-earning deposits	108,794	127,464	-14.6%	152,440	-28.6%

Securities available-for-sale, fair value	232,277	234,606	-1.0%	247,240	-6.1%
Securities held-to-maturity, amortized cost	52,419	53,912	-2.8%	32,956	59.1%
Federal Home Loan Bank (FHLB) stock	11,920	11,920	0.0%	11,920	0.0%
Total securities	296,616	300,438	-1.3%	292,116	1.5%
Loans
Business	392,233	400,047	-2.0%	457,426	-14.3%
R/E construction	82,600	81,778	1.0%	205,401	-59.8%
Commercial R/E	190,191	201,885	-5.8%	183,027	3.9%
Multifamily	89,461	89,350	0.1%	89,920	-0.5%
Home equity/consumer	29,270	29,964	-2.3%	31,274	-6.4%
Residential	196,389	194,677	0.9%	188,930	3.9%
Total loans	980,144	997,701	-1.8%	1,155,978	-15.2%
Deferred loan fees	(3,879)	(3,934)	1.4%	(3,872)	-0.2%
Allowance for loan losses	(25,782)	(26,106)	1.2%	(26,003)	0.8%
Loans, net	950,483	967,661	-1.8%	1,126,103	-15.6%
Real estate owned (REO)	32,311	34,412	-6.1%	27,394	17.9%
Premises and equipment, net	13,127	13,325	-1.5%	14,268	-8.0%
Bank owned life insurance, net	25,736	25,489	1.0%	24,759	3.9%
Goodwill	-	-	N/A	12,885	-100.0%
Prepaid FDIC insurance premiums	2,210	2,968	-25.5%	6,071	-63.6%
Federal income tax receivable	-	-	N/A	13,420	-100.0%
Other assets	23,442	22,706	3.2%	16,434	42.6%
Total assets	$1,457,205	$1,498,334	-2.7%	$1,690,261	-13.8%

Liabilities
Deposits
Personal checking accounts	$235,492	$237,263	-0.7%	$353,610	-33.4%
Business checking accounts	101,693	100,303	1.4%	116,090	-12.4%
Total checking accounts	337,185	337,566	-0.1%	469,700	-28.2%
Savings and money market accounts	181,980	176,945	2.8%	133,188	36.6%
Certificates of deposit	549,922	593,043	-7.3%	569,370	-3.4%
Total deposits	1,069,087	1,107,554	-3.5%	1,172,258	-8.8%
FHLB advances	159,000	159,000	0.0%	239,000	-33.5%
Securities sold under agreement to repurchase	145,000	145,000	0.0%	146,065	-0.7%
Junior subordinated debentures	15,465	15,465	0.0%	15,465	0.0%
Junior subordinated debentures, fair value	1,500	1,500	0.0%	3,341	-55.1%
Other liabilities	12,508	11,363	10.1%	9,879	26.6%
Total liabilities	1,402,560	1,439,882	-2.6%	1,586,008	-11.6%

Stockholders' equity
Preferred stock	37,607	37,488	0.3%	37,150	1.2%
Common stock and paid in capital	44,065	44,055	0.0%	43,841	0.5%
(Accumulated deficit) retained earnings	(21,253)	(17,965)	-18.3%	22,047	-196.4%
Accumulated other comprehensive (loss) gain	(5,774)	(5,126)	-12.6%	1,215	-575.2%
Total stockholders' equity	54,645	58,452	-6.5%	104,253	-47.6%
Total liabilities and stockholders' equity	$1,457,205	$1,498,334	-2.7%	$1,690,261	-13.8%

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Cascade Financial – 1Q11 Results
April 26, 2011

STATEMENT OF OPERATIONS	Quarter Ended	Quarter Ended	Quarter	Quarter Ended	Year
(Dollars in thousands, except share and per share amounts)	Mar. 31, 2011	Dec. 31, 2010	Change	Mar. 31, 2010	Change
(Unaudited)
Interest income	$15,612	$16,242	-3.9%	$19,131	-18.4%
Interest expense	6,788	7,482	-9.3%	9,444	-28.1%
Net interest income	8,824	8,760	0.7%	9,687	-8.9%
Provision for loan losses	2,550	5,500	-53.6%	31,290	-91.9%
Net interest income (loss) after provision for loan losses	6,274	3,260	92.5%	(21,603)	129.0%
Other income
Checking fees	1,209	1,309	-7.6%	1,263	-4.3%
Service fees	252	241	4.6%	233	8.2%
Bank owned life insurance, net	247	225	9.8%	237	4.2%
Gain on sales/calls of securities	-	3,998	-100.0%	28	-100.0%
Gain on sale of loans	-	19	-100.0%	26	-100.0%
Fair value gains	-	1,841	-100.0%	-	N/A
Other	111	162	-31.5%	125	-11.2%
Total other income	1,819	7,795	-76.7%	1,912	-4.9%

Total income (loss)	8,093	11,055	-26.8%	(19,691)	141.1%
Other expenses
Compensation & employee benefits	3,411	3,389	0.6%	3,680	-7.3%
Occupancy & equipment	932	929	0.3%	1,016	-8.3%
FDIC insurance	771	1,051	-26.6%	853	-9.6%
Business insurance	341	386	-11.7%	376	-9.3%
Legal	374	384	-2.6%	162	130.9%
B&O taxes	248	351	-29.3%	263	-5.7%
REO expenses, writedowns & losses	2,587	4,956	-47.8%	994	160.3%
FHLB prepayment penalty	-	4,808	-100.0%	-	N/A
Other operating expenses	2,076	2,150	-3.4%	1,893	9.7%
Total other expenses	10,740	18,404	-41.6%	9,237	16.3%

Net loss before provision for federal income tax	(2,647)	(7,349)	64.0%	(28,928)	90.8%

Provision for federal income tax	-	654	-100.0%	3,211	-100.0%

Net loss	(2,647)	(8,003)	66.9%	(32,139)	91.8%

Dividends on preferred stock	522	515	1.4%	499	4.6%
Accretion of issuance discount on preferred stock	119	114	4.4%	112	6.3%

Loss attributable to common stockholders	$(3,288)	$(8,632)	61.9%	$(32,750)	90.0%

NET LOSS PER COMMON SHARE INFORMATION

Net loss per common share, basic	$(0.27)	$(0.70)	61.4%	$(2.69)	90.0%
Net loss per common share, diluted	$(0.27)	$(0.70)	61.4%	$(2.69)	90.0%

Weighted average number of common shares outstanding
Basic	12,271,529	12,271,529		12,165,167
Diluted	12,271,529	12,271,529		12,165,167

(more)

Cascade Financial – 1Q11 Results
April 26, 2011

(Dollars in thousands, except share and per share amounts)
(Unaudited)
		Quarter Ended
PERFORMANCE MEASURES AND RATIOS	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2010
Return on average common stockholders' equity	-63.77%	-110.26%	-137.53%
Return on average tangible common stockholders' equity*	-64.36%	-111.07%	-159.35%
Return on average assets	-0.91%	-2.25%	-7.74%
Efficiency ratio	100.91%	111.17%	79.64%
Net interest margin	2.66%	2.52%	2.60%
*Non-GAAP measurement
		Quarter Ended
AVERAGE BALANCES	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2010
Average assets	$1,472,514	$1,524,157	$1,715,524
Average earning assets	1,345,884	1,380,489	1,512,046
Average total loans	986,119	1,036,558	1,196,091
Average deposits	1,082,490	1,116,588	1,169,309
Average stockholders' equity (including preferred stock)	58,439	68,477	133,652
Average common stockholders' equity (excluding preferred stock)	20,910	31,060	96,574
Average tangible common stockholders' equity (excluding preferred stock and goodwill and intangibles)	20,719	30,834	83,353

STOCKHOLDERS' EQUITY ANALYSIS	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2010
Total stockholders' equity	$54,645	$58,452	$104,253
Less: preferred stock	37,607	37,488	37,150
Total common stockholders' equity	17,038	20,964	67,103
Less: goodwill and intangibles	176	211	13,202
Tangible common stockholders' equity	$16,862	$20,753	$53,901

Common stock outstanding	12,271,529	12,271,529	12,171,529
Book value per common share	$1.39	$1.71	$5.51
Tangible book value per common share	$1.37	$1.69	$4.43

(more)

Cascade Financial – 1Q11 Results
April 26, 2011

(Dollars in thousands)
(Unaudited)

ASSET QUALITY	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2010
Nonperforming loans (NPLs)	$35,191	$48,098	$96,719
Nonperforming loans/total loans	3.59%	4.82%	8.37%
REO	$32,311	$34,412	$27,394
Nonperforming assets	$67,502	$82,510	$124,113
Nonperforming assets/total assets	4.63%	5.51%	7.34%
Net loan charge-offs in the quarter	$2,874	$5,859	$31,187
Net charge-offs in the quarter/total loans	0.29%	0.59%	2.70%

Allowance for loan losses	$25,782	$26,106	$26,003
Plus: Allowance for off-balance sheet commitments	50	50	69
Total allowance for loan losses	$25,832	$26,156	$26,072
Total allowance for loan losses/total loans	2.64%	2.62%	2.26%
Total allowance for loan losses/nonperforming loans	73.41%	54.38%	26.96%

Capital/asset ratio (including junior subordinated debentures)	5.13%	5.32%	7.66%
Capital/asset ratio (Tier 1, including junior subordinated debentures)	5.46%	5.55%	6.75%
Tangible cap/asset ratio (excluding preferred stock and goodwill & intangibles)	1.16%	1.39%	3.21%
Total risk-based capital/risk-weighted asset ratio	9.83%	9.98%	11.00%

		Quarter Ended
INTEREST SPREAD ANALYSIS (AVERAGE YIELDS)	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2010
Yield on interest-earning deposits	0.24%	0.29%	0.22%
Yield on total loans	5.72%	5.58%	5.48%
Yield on investments	2.30%	2.20%	4.14%
Yield on earning assets	4.70%	4.67%	5.13%

Cost of deposits	1.07%	1.17%	1.47%
Cost of FHLB advances	3.25%	3.57%	4.35%
Cost of Federal Reserve borrowings	0.00%	0.00%	0.25%
Cost of securities sold under agreement to repurchase	5.95%	5.95%	5.94%
Cost of junior subordinated debentures	12.85%	11.16%	10.68%
Cost of interest-bearing liabilities	2.14%	2.23%	2.60%

Net interest spread	2.56%	2.44%	2.53%
Net interest margin	2.66%	2.52%	2.60%

(more)

Cascade Financial – 1Q11 Results
April 26, 2011

RECONCILIATION TO NON-GAAP FINANCIAL MEASURES*
(Dollars in thousands)
(Unaudited)
		Quarter Ended
AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2010
Loss attributable to common stockholders	$(3,288)	$(8,632)	$(32,750)

Average stockholders' equity	$58,439	$68,477	$133,652
Less: average preferred stock	37,529	37,417	37,078
Average common stockholders' equity	20,910	31,060	96,574
Less: average goodwill and intangibles	191	226	13,221
Average tangible common stockholders' equity (excluding preferred stock and goodwill and intangibles)	$20,719	$30,834	$83,353
Return on average tangible common stockholders' equity (annualized)	-64.36%	-111.07%	-159.35%

		Quarter Ended
EFFICIENCY RATIO	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2010
Total other expenses	$10,740	$18,404	$9,237

Net interest income	$8,824	$8,760	$9,687
Other income	1,819	7,795	1,912
Total income	$10,643	$16,555	$11,599

Efficiency ratio	100.91%	111.17%	79.64%

TANGIBLE COMMON STOCKHOLDERS' EQUITY	Mar. 31, 2011	Dec. 31, 2010	Mar. 31, 2010
Total assets	$1,457,205	$1,498,334	$1,690,261
Less: goodwill and intangibles	176	211	13,202
Total tangible assets	$1,457,029	$1,498,123	$1,677,059

Total stockholders' equity	$54,645	$58,452	$104,253
Less: preferred stock	37,607	37,488	37,150
Total common stockholders' equity	17,038	20,964	67,103
Less: goodwill and intangibles	176	211	13,202
Tangible common stockholders' equity	$16,862	$20,753	$53,901

Tangible cap/asset ratio (excluding preferred stock and goodwill and intangibles)	1.16%	1.39%	3.21%

*Management believes that the presentation of non-GAAP results provides useful information to investors regarding the effects on the Company's reported results of operations.

Note:  Transmitted on GlobeNewswire on April 26, 2011 at 1:00 p.m. PDT.